EXHIBIT 99.1

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 hp.com

News Release
HP Reports Third Quarter 2012 Results

Editorial contacts	●	Third quarter non-GAAP diluted earnings per share of $1.00, above previously provided outlook of $0.94 to $0.97 per share and in line with pre-announcement

Michael Thacker, HP	●	Third quarter GAAP loss per share of $4.49
+1 650 857 2254
corpmediarelations@hp.com	●	Third quarter net revenue of $29.7 billion, down 5% from the prior-year period and down 2% when adjusted for the effects of currency
HP Investor Relations
investor.relations@hp.com	●	Returned $625 million in cash to shareholders in the form of dividends and share repurchases
www.hp.com/go/newsroom
HP third quarter fiscal 2012 financial performance
	Q3 FY12	Q3 FY11	Y/Y
GAAP net revenue ($B)	$29.7	$31.2	(5%)
GAAP operating margin	(29.7%)	8.1%	(37.8 pts.)
GAAP net (loss) earnings ($B)	$(8.9)	$1.9	(568%)
GAAP (loss) diluted EPS	$(4.49)	$0.93	(583%)
Non-GAAP operating margin	9.2%	9.8%	(0.6 pts.)
Non-GAAP net earnings ($B)	$2.0	$2.3	(14%)
Non-GAAP diluted EPS	$1.00	$1.10	(9%)
Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

PALO ALTO, Calif., Aug. 22, 2012 — HP today announced financial results for its third fiscal quarter ended July 31, 2012.  For the quarter, net revenue of $29.7 billion was down 5% year over year and down 2% when adjusted for the effects of currency.

GAAP loss per share was $4.49, down from earnings per share (EPS) of $0.93 in the prior-year period. Non-GAAP diluted EPS was $1.00, down 9% from the prior-year period. Third quarter non-GAAP earnings information excludes after-tax costs of $10.8 billion, or $5.49 per diluted share, related to the amortization and impairment of purchased intangible assets, the impairment of goodwill, restructuring charges, acquisition-related charges and charges relating to the wind-down of certain retail publishing business activities, including the previously announced charges related to the impairment of goodwill within HP’s Services segment, the restructuring program announced in May 2012, and the impairment of the purchased intangible asset associated with the “Compaq” trade name.

“HP is still in the early stages of a multi-year turnaround, and we’re making decent progress despite the headwinds,” said Meg Whitman, HP president and chief executive officer. “During the quarter we took important steps to focus on strategic priorities, manage costs, drive needed organizational change, and improve the balance sheet.  We continue to deliver on what we say we will do.”

Business Group Results

●	Personal Systems Group (PSG) revenue was down 10% year over year with a 4.7% operating margin. Commercial revenue decreased 9%, and Consumer revenue declined 12%. Desktop units were down 6%, notebook units were down 12% and total units were down 10%.
●
Imaging and Printing Group (IPG) revenue declined 3% year over year with a 15.8% operating margin.  Commercial hardware revenue and units were up 4% year over year.   Consumer hardware revenue was down 13% year over year with a 23% decline in printer units.

●	Services revenue declined 3% year over year with an 11.0% operating margin. Technology Services revenue was down 1% year over year, Application and Business Services revenue was flat, and IT Outsourcing revenue declined 6% year over year.
●	Enterprise Servers, Storage and Networking (ESSN) revenue declined 4% year over year with a 10.9% operating margin. Networking revenue was up 6%, Industry Standard Servers revenue was down 3%, Business Critical Systems revenue was down 16%, and Storage revenue was down 5% year over year.
●	Software revenue grew 18% year over year with an 18.0% operating margin, including the results of Autonomy. Software revenue was driven by 2% license growth, 16% support growth, and 65% growth in services.
●	HP Financial Services revenue was flat year over year as the 2% increase in net portfolio assets was offset by a 2% decrease in financing volume. The business delivered a 10.4% operating margin.

Asset Management
HP generated $2.8 billion in cash flow from operations in the third quarter. Inventory ended the quarter at $7.3 billion, with days of inventory up 1 day year over year to 29 days. Accounts receivable of $15.7 billion was down 4 days year over year to 48 days. Accounts payable ended the quarter at $12.6 billion, down 4 days from the prior-year period to 50 days. HP’s dividend payment of $0.132 per share in the third quarter resulted in cash usage of $260 million. HP also utilized $365 million of cash during the quarter to repurchase approximately 16.5 million shares of common stock in the open market. HP exited the quarter with $9.9 billion in gross cash.

Outlook
For fiscal 2012, HP now estimates non-GAAP diluted EPS to be in the range of $4.05 to $4.07, at the low end of the previously provided outlook.

HP now estimates its fiscal 2012 GAAP loss per share to be in the range of $2.23 to $2.25.

Full year fiscal 2012 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $6.30 per share, related primarily to the amortization and impairment of purchased intangible assets, the impairment of goodwill, restructuring charges and acquisition-related charges.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q3 FY12 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2012q3webcast.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings, diluted earnings per share, cash and cash equivalents or cash flow from operations prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, earnings per share, tax provisions, cash flows, benefit obligations, share repurchases, currency exchange rates, the impact of acquisitions or other financial items; any projections of the amount, timing or impact of cost savings, restructuring charges, early retirement programs, workforce reductions or impairment charges; any statements of the plans, strategies and objectives of management for future operations, including the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the impact of macroeconomic and geopolitical trends and events; the competitive pressures faced by HP’s businesses; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; integration and other risks associated with business combination and investment transactions; the hiring and retention of key employees; assumptions related to pension and other post-retirement costs and retirement programs; the execution, timing and results of restructuring plans, including estimates and assumptions related to the cost and the anticipated benefits of implementing those plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10–Q for the fiscal quarter ended April 30, 2012.  As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-Q for the fiscal quarter ended July 31, 2012. In particular, determining HP’s actual tax balances and provisions as of July 31, 2012 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	July 31, 2012	April 30, 2012	July 31, 2011

Net revenue	$29,669	$30,693	$31,189

Costs and expenses:(a)
Cost of sales	22,820	23,541	23,901
Research and development	854	850	812
Selling, general and administrative	3,366	3,540	3,430
Amortization of purchased intangible assets	476	470	358
Impairment of goodwill and purchased intangible assets	9,188	-	-
Restructuring charges	1,795	53	150
Acquisition-related charges	3	17	18
Total costs and expenses	38,502	28,471	28,669

(Loss) earnings from operations	(8,833)	2,222	2,520

Interest and other, net	(224)	(243)	(121)

(Loss) earnings before taxes	(9,057)	1,979	2,399

(Benefit) provision for taxes	(200)	386	473

Net (loss) earnings	$(8,857)	$1,593	$1,926

Net (loss) earnings per share:
Basic	$(4.49)	$0.80	$0.94
Diluted	$(4.49)	$0.80	$0.93

Cash dividends declared per share	$0.26	$-	$0.24

Weighted-average shares used to compute net (loss) earnings per share:
Basic	1,971	1,979	2,054
Diluted	1,971	1,987	2,080

(a)
In connection with organizational realignments implemented in the first quarter of fiscal year 2012, certain costs previously reported as Cost of sales have been reclassified as Selling, general and administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Nine months ended
	July 31,
	2012	2011

Net revenue	$90,398	$95,123

Costs and expenses:(a)
Cost of sales	69,674	72,114
Research and development	2,490	2,425
Selling, general and administrative	10,273	9,972
Amortization of purchased intangible assets	1,412	1,196
Impairment of goodwill and purchased intangible assets	9,188	-
Restructuring charges	1,888	466
Acquisition-related charges	42	68
Total costs and expenses	94,967	86,241

(Loss) earnings from operations	(4,569)	8,882

Interest and other, net	(688)	(294)

(Loss) earnings before taxes	(5,257)	8,588

Provision for taxes	539	1,753

Net (loss) earnings	$(5,796)	$6,835

Net (loss) earnings per share:
Basic	$(2.93)	$3.21
Diluted	$(2.93)	$3.16

Cash dividends declared per share	$0.50	$0.40

Weighted-average shares used to compute net (loss) earnings per share:
Basic	1,977	2,129
Diluted	1,977	2,161

(a)
In connection with organizational realignments implemented in the first quarter of fiscal year 2012, certain costs previously reported as Cost of sales have been reclassified as Selling, general and administrative expenses to better align those costs with the functional areas that benefit from those expenditures.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended July 31, 2012	Diluted earnings per share	Three months ended April 30, 2012	Diluted earnings per share	Three months ended July 31, 2011	Diluted earnings per share

GAAP net (loss) earnings	$(8,857)	$(4.49)	$1,593	$0.80	$1,926	$0.93

Non-GAAP adjustments:
Amortization of purchased intangible assets	476	0.25	470	0.23	358	0.17
Impairment of goodwill and purchased intangible assets(a)	9,188	4.66	-	-	-	-
Restructuring charges	1,795	0.91	53	0.03	150	0.07
Acquisition-related charges	3	-	17	0.01	18	0.01
Wind down of non-strategic businesses(b)	108	0.05	(36)	(0.02)	-	-
Adjustments for taxes(c)	(740)	(0.38)	(148)	(0.07)	(170)	(0.08)
Non-GAAP net earnings	$1,973	$1.00	$1,949	$0.98	$2,282	$1.10

GAAP (loss) earnings from operations	$(8,833)		$2,222		$2,520

Non-GAAP adjustments:
Amortization of purchased intangible assets	476		470		358
Impairment of goodwill and purchased intangible assets(a)	9,188		-		-
Restructuring charges	1,795		53		150
Acquisition-related charges	3		17		18
Wind down of non-strategic businesses(b)	108		(36)		-
Non-GAAP earnings from operations	$2,737		$2,726		$3,046

GAAP operating margin	(30)%		7%		8%
Non-GAAP adjustments	39%		2%		2%
Non-GAAP operating margin	9%		9%		10%

(a)	Represents a goodwill impairment charge of $8 billion associated with the Services segment and an intangible asset impairment charge of $1.2 billion associated with the “Compaq” trade name.

(b)
For the period ended July 31, 2012, represents primarily contract-related charges, including inventory write-downs, related to winding down certain retail publishing business activities within the Imaging and Printing Group segment.  For the period ended April 30, 2012, includes primarily adjustments to expenses for supplier-related obligations related to winding down the webOS device business.

(c)	For the period ended July 31, 2012, adjustments for taxes is net of a valuation allowance of $823 million provided for certain deferred tax assets related to the Services segment.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Nine months ended July 31, 2012	Diluted earnings per share	Nine months ended July 31, 2011	Diluted earnings per share

GAAP net (loss) earnings	$(5,796)	$(2.93)	$6,835	$3.16

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,412	0.71	1,196	0.55
Impairment of goodwill and purchased intangible assets(a)	9,188	4.65	-	-
Restructuring charges	1,888	0.95	466	0.22
Acquisition-related charges	42	0.02	68	0.03
Wind down of non-strategic businesses(b)	72	0.04	-	-
Adjustments for taxes(c)	(1,052)	(0.55)	(536)	(0.24)
Non-GAAP net earnings	$5,754	$2.89	$8,029	$3.72

GAAP (loss) earnings from operations	$(4,569)		$8,882

Non-GAAP adjustments:
Amortization of purchased intangible assets	1,412		1,196
Impairment of goodwill and purchased intangible assets(a)	9,188		-
Restructuring charges	1,888		466
Acquisition-related charges	42		68
Wind down of non-strategic businesses(b)	72		-
Non-GAAP earnings from operations	$8,033		$10,612

GAAP operating margin	(5)%		9%
Non-GAAP adjustments	14%		2%
Non-GAAP operating margin	9%		11%

(a)	Represents a goodwill impairment charge of $8 billion associated with the Services segment and an intangible asset impairment charge of $1.2 billion associated with the “Compaq” trade name.

(b)
For the period ended July 31, 2012, represents primarily contract-related charges, including inventory write-downs, related to winding down certain retail publishing business activities within the Imaging and Printing Group segment net of adjustments to expenses for supplier-related obligations related to winding down the webOS device business.

(c)	For the period ended July 31, 2012, adjustments for taxes is net of a valuation allowance of $823 million provided in the third fiscal quarter for certain deferred tax assets related to the Services segment.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	July 31, 2012	October 31, 2011
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$9,509	$8,043
Accounts receivable	15,686	18,224
Financing receivables	3,116	3,162
Inventory	7,292	7,490
Other current assets	14,634	14,102

Total current assets	50,237	51,021

Property, plant and equipment	12,069	12,292

Long-term financing receivables and other assets	10,479	10,755

Goodwill and purchased intangible assets	44,771	55,449

Total assets	$117,556	$129,517

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$5,681	$8,083
Accounts payable	12,554	14,750
Employee compensation and benefits	3,701	3,999
Taxes on earnings	712	1,048
Deferred revenue	7,598	7,449
Other accrued liabilities	14,673	15,113

Total current liabilities	44,919	50,442

Long-term debt	24,063	22,551

Other liabilities	16,564	17,520

Stockholders' equity:
HP stockholders' equity	31,601	38,625
Non-controlling interests	409	379

Total stockholders' equity	32,010	39,004

Total liabilities and stockholders' equity	$117,556	$129,517

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended July 31, 2012	Nine months ended July 31, 2012

Cash flows from operating activities:
Net loss	$(8,857)	$(5,796)
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,306	3,894
Impairment of goodwill and purchased intangible assets	9,188	9,188
Stock-based compensation expense	150	494
Provision for bad debt and inventory	107	254
Restructuring charges	1,795	1,888
Deferred taxes on earnings	(535)	(690)
Excess tax benefit from stock-based compensation	-	(12)
Other, net	90	330

Changes in operating assets and liabilities:
Accounts and financing receivables	956	2,435
Inventory	(91)	(2)
Accounts payable	(345)	(2,196)
Taxes on earnings	14	(40)
Restructuring	(198)	(472)
Other assets and liabilities	(734)	(2,763)
Net cash provided by operating activities	2,846	6,512

Cash flows from investing activities:
Investment in property, plant and equipment	(870)	(2,833)
Proceeds from sale of property, plant and equipment	97	321
Purchases of available-for-sale securities and other investments	(228)	(793)
Maturities and sales of available-for-sale securities and other investments	170	516
Payments made in connection with business acquisitions, net of cash acquired	-	(141)
Proceeds from business divestiture, net	6	87
Net cash used in investing activities	(825)	(2,843)

Cash flows from financing activities:
Issuance (repayment) of commercial paper and notes payable, net	239	(2,553)
Issuance of debt	48	5,100
Payment of debt	(561)	(3,222)
Issuance of common stock under employee stock plans	76	710
Repurchase of common stock	(365)	(1,495)
Excess tax benefit from stock-based compensation	-	12
Cash dividends paid	(260)	(755)
Net cash used in financing activities	(823)	(2,203)

Increase in cash and cash equivalents	1,198	1,466
Cash and cash equivalents at beginning of period	8,311	8,043
Cash and cash equivalents at end of period	$9,509	$9,509

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	July 31, 2012	April 30, 2012	July 31, 2011

Net revenue:(a)

Personal Systems Group	$8,620	$9,452	$9,592
Services	8,754	8,831	9,030
Imaging and Printing Group	6,017	6,132	6,183
Enterprise Servers, Storage and Networking	5,143	5,211	5,348
Software	973	970	822
HP Financial Services	935	968	932
Corporate Investments	19	18	235
Total segments	30,461	31,582	32,142
Eliminations of intersegment net revenue and other	(792)	(889)	(953)

Total HP consolidated net revenue	$29,669	$30,693	$31,189

Earnings before taxes:(a)

Personal Systems Group	$409	$524	$567
Services	959	997	1,240
Imaging and Printing Group	949	808	879
Enterprise Servers, Storage and Networking	562	585	690
Software	175	172	160
HP Financial Services	97	96	88
Corporate Investments	(58)	(49)	(334)
Total segment earnings from operations	3,093	3,133	3,290

Corporate and unallocated costs and eliminations	(314)	(203)	(114)
Unallocated costs related to stock-based compensation expense	(150)	(168)	(130)
Amortization of purchased intangible assets	(476)	(470)	(358)
Impairment of goodwill and purchased intangible assets	(9,188)	-	-
Restructuring charges	(1,795)	(53)	(150)
Acquisition-related charges	(3)	(17)	(18)
Interest and other, net	(224)	(243)	(121)

Total HP consolidated (loss) earnings before taxes	$(9,057)	$1,979	$2,399

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Nine months ended
	July 31,
	2012	2011

Net revenue:(a)

Personal Systems Group	$26,945	$29,456
Services	26,211	26,475
Imaging and Printing Group	18,407	19,757
Enterprise Servers, Storage and Networking	15,372	16,463
Software	2,889	2,344
HP Financial Services	2,853	2,644
Corporate Investments	95	339
Total Segments	92,772	97,478
Eliminations of intersegment net revenue and other	(2,374)	(2,355)

Total HP consolidated net revenue	$90,398	$95,123

Earnings before taxes:(a)

Personal Systems Group	$1,397	$1,772
Services	2,861	3,993
Imaging and Printing Group	2,518	3,134
Enterprise Servers, Storage and Networking	1,709	2,280
Software	509	438
HP Financial Services	284	250
Corporate Investments	(155)	(711)
Total segment earnings from operations	9,123	11,156

Corporate and unallocated costs and eliminations	(670)	(118)
Unallocated costs related to stock-based compensation expense	(492)	(426)
Amortization of purchased intangible assets	(1,412)	(1,196)
Impairment of goodwill and purchased intangible assets	(9,188)	-
Restructuring charges	(1,888)	(466)
Acquisition-related charges	(42)	(68)
Interest and other, net	(688)	(294)

Total HP consolidated (loss) earnings before taxes	$(5,257)	$8,588

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of the Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)
	Three months ended			Growth rate (%)
	July 31, 2012	April 30, 2012	July 31, 2011	Q/Q	Y/Y
Net revenue:(a)

Personal Systems Group
Notebooks	$4,416	$4,900	$5,082	(10%)	(13%)
Desktops	3,486	3,827	3,777	(9%)	(8%)
Workstations	526	537	547	(2%)	(4%)
Other	192	188	186	2%	3%
Total Personal Systems Group	8,620	9,452	9,592	(9%)	(10%)

Services
Infrastructure Technology Outsourcing	3,665	3,669	3,899	0%	(6%)
Technology Services	2,634	2,638	2,671	0%	(1%)
Application and Business Services(b)	2,455	2,524	2,460	(3%)	0%
Total Services	8,754	8,831	9,030	(1%)	(3%)

Imaging and Printing Group
Supplies	4,005	4,060	4,143	(1%)	(3%)
Commercial Hardware	1,445	1,479	1,388	(2%)	4%
Consumer Hardware	567	593	652	(4%)	(13%)
Total Imaging and Printing Group	6,017	6,132	6,183	(2%)	(3%)

Enterprise Servers, Storage and Networking
Industry Standard Servers	3,187	3,186	3,302	0%	(3%)
Storage	924	990	976	(7%)	(5%)
Business Critical Systems	385	421	459	(9%)	(16%)
Networking	647	614	611	5%	6%
Total Enterprise Servers, Storage and Networking	5,143	5,211	5,348	(1%)	(4%)

Software	973	970	822	0%	18%

HP Financial Services	935	968	932	(3%)	0%

Corporate Investments	19	18	235	6%	(92%)
Total segments	30,461	31,582	32,142	(4%)	(5%)

Elimination of intersegment net revenue and other	(792)	(889)	(953)	(11%)	(17%)

Total HP consolidated net revenue	$29,669	$30,693	$31,189	(3%)	(5%)

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. In addition, revenue was transferred among the business units within the Services segment. There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.

(b)	The former Application Services, Business Process Outsourcing and Other Services business units were consolidated into a new Application and Business Services business unit in fiscal 2012.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)
	Nine months ended
	July 31,
	2012	2011
Net revenue:(a)

Personal Systems Group
Notebooks	$14,258	$15,929
Desktops	10,519	11,314
Workstations	1,598	1,623
Other	570	590
Total Personal Systems Group	26,945	29,456

Services
Infrastructure Technology Outsourcing	11,035	11,329
Technology Services	7,834	7,814
Application and Business Services(b)	7,342	7,332
Total Services	26,211	26,475

Imaging and Printing Group
Supplies	12,144	13,113
Commercial Hardware	4,413	4,489
Consumer Hardware	1,850	2,155
Total Imaging and Printing Group	18,407	19,757

Enterprise Servers, Storage and Networking
Industry Standard Servers	9,445	10,137
Storage	2,869	2,968
Business Critical Systems	1,211	1,560
Networking	1,847	1,798
Total Enterprise Servers, Storage and Networking	15,372	16,463

Software	2,889	2,344

HP Financial Services	2,853	2,644

Corporate Investments	95	339
Total segments	92,772	97,478

Elimination of intersegment net revenue and other	(2,374)	(2,355)

Total HP consolidated net revenue	$90,398	$95,123

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. In addition, revenue was transferred among the business units within the Services segment. There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.

(b)	The former Application Services, Business Process Outsourcing and Other Services business units were consolidated into a new Application and Business Services business unit in fiscal 2012.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT NON-GAAP OPERATING MARGIN SUMMARY DATA
(Unaudited)
(In millions)

	Three months ended	Change in Operating Margin (pts)
	July 31, 2012	Q/Q	Y/Y

Non-GAAP operating margin:(a)
Personal Systems Group	4.7%	(0.8 pts)	(1.2 pts)
Services	11.0%	(0.3 pts)	(2.7 pts)
Imaging and Printing Group	15.8%	2.6 pts	1.6 pts
Enterprise Servers, Storage and Networking	10.9%	(0.3 pts)	(2.0 pts)
Software	18.0%	0.3 pts	(1.5 pts)
HP Financial Services	10.4%	0.5 pts	1.0 pts
Corporate Investments	(357.9%)	114.3 pts	(215.8 pts)
Total segments	10.1%	0.3 pts	(0.1 pts)

Total HP consolidated non-GAAP operating margin	9.2%	0.3 pts	(0.6 pts)

(a)
Certain fiscal 2012 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2011, the reclassifications resulted in the transfer of revenue and operating profit among the Services, Imaging and Printing Group, Enterprise Servers, Storage and Networking, Software and Corporate Investments financial reporting segments. Reclassifications between segments included the transfer of Indigo Scitex support and the LaserJet and enterprise solutions trade support businesses from Services to the Imaging and Printing Group, the transfer of the business intelligence services business from Corporate Investments to Services, the transfer of the information management services business from Software to Services, and the transfer of the TippingPoint business from Enterprise Servers, Storage and Networking to Software. There was no impact on the previously reported financial results for the Personal Systems Group and HP Financial Services segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
In millions except per share amounts)

	Three months ended
	July 31, 2012	April 30, 2012	July 31, 2011

Numerator:
GAAP net (loss) earnings	$(8,857)	$1,593	$1,926
Non-GAAP net earnings	$1,973	$1,949	$2,282

Denominator:
Weighted-average shares used to compute basic net (loss) earnings per share
and diluted net (loss) per share	1,971	1,979	2,054
Dilutive effect of employee stock plans	4	8	26
Weighted-average shares used to compute diluted net earnings per share	1,975	1,987	2,080

GAAP net (loss) earnings per share:
Basic	$(4.49)	$0.80	$0.94
Diluted(a)	$(4.49)	$0.80	$0.93

Non-GAAP net earnings per share:
Basic	$1.00	$0.98	$1.11
Diluted(b)	$1.00	$0.98	$1.10

(a)
GAAP diluted net earnings per share reflects any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

(b)	Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Nine months ended
	July 31,
	2012	2011

Numerator:
GAAP net (loss) earnings	$(5,796)	$6,835
Non-GAAP net earnings	$5,754	$8,029

Denominator:
Weighted-average shares used to compute basic net (loss) earnings per share
and diluted net (loss) per share	1,977	2,129
Dilutive effect of employee stock plans	15	32
Weighted-average shares used to compute diluted net earnings per share	1,992	2,161

GAAP net (loss) earnings per share:
Basic	$(2.93)	$3.21
Diluted(a)	$(2.93)	$3.16

Non-GAAP net earnings per share:
Basic	$2.91	$3.77
Diluted(b)	$2.89	$3.72

(a)
GAAP diluted net earnings per share reflects any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock, but that effect is excluded when calculating GAAP diluted net (loss) per share because it would be anti-dilutive.

(b)	Non-GAAP diluted net earnings per share reflects any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

Use of Non-GAAP Financial Measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP net revenue is net revenue. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP
Non-GAAP net revenue reflects the elimination of contra revenue associated with sales incentive programs implemented in the fourth fiscal quarter of 2011 in connection with the wind down of HP’s webOS device business, net of webOS device revenue for the period.  Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the impairment of goodwill and purchased intangible assets, charges relating to the amortization of purchased intangible assets, and acquisition-related charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

●	In the fourth quarter of fiscal 2011, HP announced that it would wind down its webOS device business. Non-GAAP net revenue reported in the fourth quarter of fiscal 2011 reflects the elimination of contra revenue associated with sales incentive programs implemented in connection with the wind down of that business, net of webOS device revenue for the period. Because the winding down of HP businesses is inconsistent in amount and frequency, HP believes that eliminating these amounts for purposes of calculating non-GAAP net revenue facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's past and future operating performance.

●
In the third quarter of fiscal 2012, HP decided to wind down certain retail publishing business activities.  Non-GAAP operating profit reported in the third quarter of fiscal 2012 reflects the elimination of certain contract-related charges, including inventory write-downs, in connection with the wind down of that business.  Because the winding down of HP businesses is inconsistent in amount and frequency, HP believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's past and future operating performance.

●	Goodwill is the excess of the purchase price of acquired companies over the estimated fair value of the tangible and intangible assets acquired and liabilities assumed. Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. In the third quarter of fiscal 2012, HP recorded an impairment charge for the goodwill associated with its Services segment following an impairment review driven by, among other things, the recent trading values of its stock, market conditions and business trends within that segment. In addition, in that same quarter, HP recorded an impairment charge related to the intangible asset associated with the "Compaq" trade name acquired in 2002 in conjunction with a change in branding strategy. In the fourth quarter of fiscal 2011, HP recorded impairment charges to goodwill and certain intangible assets associated with the acquisition of Palm Inc. The charges relate to HP’s decision to wind-down the webOS device business. Impairment charges are inconsistent in amount and frequency. HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.
●	HP incurs charges relating to the amortization of purchased intangibles. HP also incurs charges relating to the amortization of amounts assigned to intangible assets to be used in research and development projects. All of those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Such charges are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.
●	Restructuring charges consist of costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits, and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past and future operating performance.

●	HP incurs costs related to its acquisitions, most of which are treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. Free cash flow is defined as cash flow from operations less net capital expenditures.  HP’s management uses gross cash and free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash and free cash flow for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results. Because free cash flow includes the effect of capital expenditures that are not reflected in GAAP cash flow from operations, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources.

Material Limitations Associated with Use of Non-GAAP Financial Measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

●
Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

●	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.
●	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.
●	Other companies may calculate non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
HP compensates for the limitations on its use of non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
HP believes that providing non-GAAP net revenue, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash and free cash flow to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.

© 2012 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. The only warranties for HP products and services are set forth in the express warranty statements accompanying such products and services. Nothing herein should be construed as constituting an additional warranty. HP shall not be liable for technical or editorial errors or omissions contained herein.